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                                                                     Exhibit 3.2

                             CODE OF REGULATIONS OF
                             CORRPRO COMPANIES, INC.

                            ADOPTED FEBRUARY 4, 1984
                              AMENDED JUNE 15, 1990

                              AMENDED AND RESTATED
                            AS OF SEPTEMBER 27, 1993

                              AMENDED AND RESTATED
                              AS OF MARCH 30, 2004

                                    ARTICLE I

                                   Fiscal Year

         The fiscal year of the Corporation shall be March 31, or such other period as the Board of Directors may designate by resolution.

                                   ARTICLE II

                                     Shares

         SECTION 2.1 - CERTIFICATES. Certificates for shares, certifying the number of fully paid shares owned, shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the chairman of the board, president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; provided, however, that if such certificates are countersigned by a transfer agent and/or registrar, the signatures of any of said officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers, who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

         SECTION 2.2 - REGISTRATION OF TRANSFER. Any certificate for shares of the Corporation shall be transferable in person or by written power of attorney upon the surrender thereof to the Corporation or any transfer agent therefor (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary endorsement.

         SECTION 2.3 - LOST, DESTROYED OR STOLEN CERTIFICATES. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (i) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an

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affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) if required, the furnishing to the Corporation (and its registrar or registrars and its transfer agent or agents, if any) a bond of indemnity, in such form and with one or more sureties satisfactory to the Board and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

         SECTION 2.4 - REGISTERED SHAREHOLDERS. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

                                   ARTICLE III

                                  Shareholders

         SECTION 3.1 - ANNUAL MEETING. The annual meeting of shareholders shall be held at such time and on such date after the annual financial statements of the Corporation have been prepared as may be fixed by the Board of Directors and stated in the notice of the meeting, for the election of directors, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting. Upon due notice there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. In the event that the annual meeting is not held or if directors are not elected thereat, a special meeting may be called and held for that purpose.

         SECTION 3.2 - SPECIAL MEETING. Special meetings of the shareholders shall be called upon the written request of the chairman of the board, the president, the directors by action at a meeting, a majority of the directors acting without a meeting, the holders of at least a majority of the outstanding capital stock of the Corporation entitled to vote thereat, or the holders of at least twenty percent (20%) of the outstanding shares of Series B Preferred Stock, as set forth in the Amended and Restated Articles of Incorporation of the Corporation (the "Articles"). Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

         SECTION 3.3 - SHAREHOLDER PROPOSALS. While the Corporation is subject to the reporting requirements of Section 12 of the Securities Exchange Act of 1934, as amended, no proposal, resolution, amendment to any proposal or resolution, or nomination, other than procedural matters relating to the conduct of the meeting, shall be considered at a meeting of the shareholders (including any adjournments) unless the matter has been set forth in a proxy statement or information statement furnished to the shareholders in connection with the meeting in compliance with the requirements of Section 14 of the Securities Exchange Act of 1934, as amended, and the rules, regulations and schedules promulgated thereunder.

         SECTION 3.4 - NOTICE OF MEETING AND WAIVER OF NOTICE. Written notice of the time, place and purposes of any meeting of shareholders shall be given to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before the date fixed for the meeting and as prescribed by law. Such notice shall be given either by personal delivery or mailed to each shareholder entitled to notice of or to vote at such meeting. If such notice is mailed, it shall be directed, postage

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prepaid, to the shareholders at their respective addresses as they appear upon the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such an adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken. All notices with respect to any shares to which persons are entitled by joint or common ownership may be given to that one of such persons who is named first upon the books of the Corporation, and notice so given shall be sufficient notice to all the holders of such shares. Notice of any meeting, however, may be waived in writing by any shareholder either before or after any meeting of shareholders, or by attendance at such meeting without protest prior to the commencement thereof.

         SECTION 3.5 - SHAREHOLDERS ENTITLED TO NOTICE AND TO VOTE. If a record date shall not be fixed or the books of the Corporation shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall be the close of business on the twentieth day prior to the date of the meeting and only shareholders of record at such record date shall be entitled to notice of and to vote at such meeting. Such record date shall continue to be the record date for all adjournments of such meeting unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all shareholders entitled to notice in accordance with the new record date so fixed.

         SECTION 3.6 - PLACE OF MEETINGS. Meetings of shareholders shall be held at the principal office of the Corporation unless the Board of Directors determines that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

         SECTION 3.7 - QUORUM. At any meeting of shareholders, the holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law, by the Articles, or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. Shareholders present in person or by proxy, whether or not a quorum is present, may adjourn such meeting from time to time without notice other than by announcement of the meeting.

         SECTION 3.8 - VOTING. Except as provided by statute or in the Articles, every shareholder entitled to vote shall be entitled to cast one vote for each proposal submitted to the meeting for each share held of record by him on the record date for the determination of the shareholders entitled to vote at the meeting. At any meeting at which a quorum is present, all questions and business which may come before the meeting shall be determined by a majority of votes cast, except when a greater proportion is required by law, the Articles, or these Regulations.

         SECTION 3.9 - PROXIES. A person who is entitled to attend a shareholders' meeting, to vote thereat, or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his rights, by proxy or proxies appointed by a writing signed by such person, or by his duly authorized attorney, as provided by the laws of the State of Ohio.

         SECTION 3.10 - ORDER OF BUSINESS. The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

         SECTION 3.11 - ORGANIZATION OF MEETINGS. The chairman of the board, or, if no chairman of the board has been elected or in his absence, the president, or in the absence of both of them,

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a vice president of the Corporation shall call all meetings of the shareholders to order and shall act as chairman thereof. If all are absent, the shareholders shall select a chairman.

         SECTION 3.12 - MINUTES. The secretary of the Corporation, or, in his absence, an assistant secretary, or, in the absence of both, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and shall keep and make a record of the proceedings thereat.

         SECTION 3.13 - LIST OF SHAREHOLDERS. At any meeting of shareholders a list of shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting shall be produced on the request of any shareholder.

         SECTION 3.14 - ACTION OF SHAREHOLDERS WITHOUT A MEETING. Any action which may be taken at a meeting of shareholders may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed or entered upon the records of the Corporation.

                                   ARTICLE IV

                                    Directors

         SECTION 4.1 - GENERAL POWERS. The business, power and authority of this Corporation shall be exercised, conducted and controlled by a Board of Directors, except where the law, the Articles or these Regulations require action to be authorized or taken by the shareholders.

         SECTION 4.2 - NUMBER. The number of directors shall be seven (7). The number of directors may be increased or decreased by action of the Board of Directors upon the vote of a majority of the directors, but in no event shall the number of directors be less than seven (7).

         SECTION 4.3 - ELECTION. Except as otherwise provided in the Articles with respect to the election of Preferred Stock Directors (as defined in the Articles), the directors shall be elected at the annual meeting of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose. At any meeting of shareholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election, and the candidates receiving the greatest number of votes shall be elected. Except as otherwise provided in the Articles with respect to the election of Preferred Stock Directors, any shareholder may nominate any person as a director, provided that such nomination is made in writing and in accordance with the procedure set forth in Section 3.3 of these Regulations.

         SECTION 4.4 - TENURE OF OFFICE. The term of office of each director shall be until the next annual meeting following their election, and the directors shall hold office for the respective terms to which elected or until their respective successors are elected and qualified, subject only to prior resignation, death or removal from office. Except as otherwise provided in the Articles with respect to the removal of a Preferred Stock Director, directors shall be subject to removal as provided by statute or by other lawful procedures and nothing herein shall be construed to prevent the removal of any or all directors in accordance therewith.

         SECTION 4.5 - RESIGNATION. A resignation from the Board of Directors shall be deemed to take effect immediately upon its being received by an incumbent corporate officer other than an officer who is also the resigning director, unless such other time is specified therein.

         SECTION 4.6 - QUALIFICATION. Directors need not be shareholders of the Corporation.

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         SECTION 4.7 - VACANCY. Except as otherwise provided in the Articles with respect to a vacancy of the office of any Preferred Stock Director, in the event of any vacancy in the Board of Directors for any cause, the remaining directors may, by a vote of a majority of their number, fill any such vacancy for the unexpired term.

         SECTION 4.8 - MEETINGS. A regular meeting of the Board of Directors shall be held immediately following the adjournment of the annual meeting of the shareholders or a special meeting of the shareholders at which directors are elected. The holding of such shareholders' meeting shall constitute notice of such directors' meeting and such meeting may be held without further notice. Other regular meeting shall be held at such other times and places as may be fixed by the directors. Special meetings of the Board of Directors may be held at any time upon call of the chairman of the board, the president or any two directors. Any meeting of directors may be held at any place within or without the State of Ohio in person and/or through any communications equipment if all persons participating in the meeting can hear each other.

         SECTION 4.9 - NOTICE OF MEETING. Notice of the time and place of any regular or special meeting of the Board of Directors (other than the regular meeting of directors following the adjournment of the annual meeting of the shareholders or following any special meeting of the shareholders at which directors are elected) shall be given to each director by personal delivery, telephone, mail, telegram or cablegram at least forty-eight (48) hours before the meeting, which notice need not specify the purpose of the meeting. Such notice, however, may be waived in writing by any director either before or after any such meeting, or by attendance at such meeting (including attendance (presence) by means of participation through any communications equipment as above provided) without protest prior to the commencement thereof.

         SECTION 4.10 - QUORUM AND VOTING. At any meeting of directors, no fewer than a majority of directors then in office must be present, in person and/or through any communications equipment, to constitute a quorum for such meeting, except that a majority of the remaining directors in office constitutes a quorum for filling a vacancy in the Board of Directors. At any meeting at which a quorum is present, all acts, questions and business which may come before the meeting shall be determined by a majority of votes cast by the directors present at such meeting, unless the vote of a greater number is required by the Articles, Regulations or Bylaws.

         SECTION 4.11 - COMMITTEES. The Board of Directors may from time to time appoint certain of its members (but in no event less than three (3)) to act as a committee or committees in the intervals between meetings of the Board of Directors and may delegate to such committee or committees powers to be exercised under the control and direction of the Board of Directors. Each such committee and each member thereof shall serve at the pleasure of the Board of Directors. Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it.

         SECTION 4.12 - ACTION WITHOUT A MEETING. Any action which may be taken at a meeting of directors may be taken without a meeting if authorized by a writing or writings signed by all the directors, which writing or writings shall be filed or entered upon the records of the Corporation.

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         SECTION 4.13 - COMPENSATION OF DIRECTORS. The Board of Directors may
allow compensation for attendance at meetings or for any special services, may allow compensation to members of any committee, and may reimburse any director for his expenses in connection with attending any Board of Directors or committee meeting.

         SECTION 4.14 - ATTENDANCE AT MEETINGS OF PERSONS WHO ARE NOT DIRECTORS. Unless waived by a majority of directors in attendance, not less than twenty-four (24) hours before any regular or special meeting of the Board of Directors any director who desires the presence at such meeting of not more than one person who is not a director shall so notify all other directors, request the presence of such person at the meeting, and state the reason in writing. Such person will not be permitted to attend the directors' meeting unless a majority of the directors in attendance vote to admit such person to the meeting. Such vote shall constitute the first order of business for any such meeting of the Board of Directors. Such right to attend, whether granted by waiver or vote, may be revoked at any time during any such meeting by the vote of a majority of the directors in attendance. Notwithstanding anything to the contrary contained herein, this Section 4.14 shall not apply to (i) those individuals who attend the meeting at the request of the chairman of the meeting for the purpose of making presentations thereat, or (ii) any non-voting observer entitled to attend any such meeting pursuant to the terms and conditions of that certain Investor and Registration Rights Agreement, dated March 30, 2004, by and between the Corporation and CorrPro Investments, LLC.

                                    ARTICLE V

                                    Officers

         SECTION 5.1 - GENERAL PROVISIONS. The Board of Directors shall elect a president, a secretary and a treasurer, and may elect a chairman of the board, one or more vice presidents, and such other officers and assistant officers as the Board of Directors may from time to time deem necessary. The chairman of the board, if any, shall be a director, but no one of the other officers need be a director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers.

         SECTION 5.2 - POWERS AND DUTIES. All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officers of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being, the powers or duties of such officer, or any of them, to any other officer or to any director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties. Since the lawful purposes of this Corporation include the acquisition and ownership of real property, personal property and property in the nature of patents, copyrights and trademarks and the protection of the Corporation's property rights in its patents, copyrights and trademarks, each of the officers of this Corporation is empowered to execute any power of attorney necessary to protect, secure or vest the Corporation's interest in and to real property, personal property and its property protectable by patents, trademarks and copyright registration and to secure such patents, copyrights and trademark registrations.

         SECTION 5.3 - TENURE OF OFFICE. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors until his successor has been elected or until his earlier resignation, removal from office or death. It shall not be necessary for the officers of the Corporation to be elected annually. The election or appointment of an officer for a given term, or a general provision in the

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Articles, Regulations or Bylaws with respect to term of office, shall not be deemed to create contract rights.

         SECTION 5.4 - REMOVAL. Any officer may be removed, with or without cause, by the Board of Directors without prejudice to the contract rights, if any, of such officer.

         SECTION 5.5 - VACANCIES. The Board of Directors may fill any such vacancy in any office occurring for whatever reason.

         SECTION 5.6 - COMPENSATION OF OFFICERS. Unless compensation is otherwise determined by a majority of the directors at a regular or special meeting of the Board of Directors, or unless such determination is delegated by the Board of Directors to a committee thereof or to another officer or officers, the chairman of the board, or, if none, the president, from time to time shall determine the compensation to be paid to all officers and other employees for services rendered to the Corporation.

                                   ARTICLE VI

          Indemnification of Directors, Officers, Employees and Others

         SECTION 6.1 - MANDATORY INDEMNIFICATION. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, trustee, employee or agent, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.4 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         SECTION 6.2 - PERMISSIVE INDEMNIFICATION. The Corporation may indemnify any employee or agent of the Corporation to an extent greater than that required by law only if and to the extent that the directors may, in their discretion, so determine.

         SECTION 6.3 - PAYMENT OF EXPENSES. Expenses, including attorneys' fees, incurred by a director or officer of the Corporation in defending any proceeding referred to in Section 6.1 hereof, shall be paid by the Corporation, in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article VI; which undertaking may be secured or unsecured, at the discretion of the Corporation.

         SECTION 6.4 - ACTION TO COMPEL PAYMENT. If a claim under Section 6.1 hereof is not paid in full by the Corporation within thirty (30) days after a written claim therefor has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the

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unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to also be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which makes it permissible under the Ohio General Corporation Laws for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Ohio General Corporation Laws, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         SECTION 6.5 - NONEXCLUSIVE REMEDY. The indemnification and advancement of expenses provided under this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, the Articles, these Regulations, any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

         SECTION 6.6 - CONTRACTUAL OBLIGATION. This Article VI shall be deemed to be a contract between the Corporation and each director or officer of the Corporation, or individual who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who serves in such capacity at any time while this Article VI is in effect, and any repeal, amendment or other modification of this Article VI shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         SECTION 6.7 - SAVINGS CLAUSE. If this Article VI or any portion thereof shall be invalidated or found unenforceable of any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee or agent of the Corporation against expenses (including attorneys' fees), judgments, fines, excise taxes, penalties and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated or found unenforceable, or by any other applicable law.

         SECTION 6.8 - INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and on behalf of any director, officer, employee or agent of the Corporation or individual serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or less, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Ohio General Corporation Laws.

                                   ARTICLE VII

                       Securities Held by the Corporation

         SECTION 7.1 - TRANSFER OF SECURITIES OWNED BY THE CORPORATION. All endorsements, assignments, transfers, stock powers, share powers or other instruments of transfer of

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securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the chairman of the board, or, if none, the president, or by any other person or persons as may be thereunto authorized by the Board of Directors.

         SECTION 7.2 - VOTING SECURITIES HELD BY THE CORPORATION. The chairman of the board, or, if none, the president, in person or by another person thereunto authorized by the Board of Directors, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any securities issued by other corporations which the Corporation may own.

                                  ARTICLE VIII

                                      Seal

         The directors may adopt a seal for the Corporation which shall be in such form and of such style as is determined by the directors. Failure to affix any such corporate seal shall not affect the validity of any instrument.

                                   ARTICLE IX

                   Consistency with Articles of Incorporation

         If any provisions of these Regulations shall be inconsistent with the Corporations' Articles of Incorporation (and as they may be amended from time to time), the Articles of Incorporation (as so amended at the time) shall govern.

                                    ARTICLE X

                                Section Headings

         The headings contained in these Regulations are for reference purposes only and shall not be construed to be part of and/or shall not affect in any way the meaning or interpretation of these Regulations.

                                   ARTICLE XI

                                   Amendments

         Except as otherwise provided in the Corporation's Articles of Incorporation (and as they may be amended from time to time), these Regulations of the Corporation (and as it may be amended from time to time) may be amended or added to by the affirmative vote or the written consent of the shareholders of record entitled to exercise a majority of the voting power of such proposal; provided, however, that if an amendment or addition is adopted by written consent without a meeting of the shareholders, it shall be the duty of the secretary to enter the amendment or addition in the records of the Corporation, and to mail a copy of such amendment or addition to each shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof.

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